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                                     CONSENT


         WHEREAS, Riva Bancshares, Inc., a Delaware corporation (the "Company"), has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), Registration Statement on Form S-1, including a Prospectus, and intends to file an amendment to said Registration Statement, and any and all amendments thereto, as prescribed by the Commission pursuant to the Act and the rules and regulations of the Commission promulgated thereunder, together with any and all exhibits and other documents relating to said Registration Statement, all in connection with the Company's registration of up to 3,000,000 shares of Common Stock of the Company, $.01 par value per share, and all upon the terms and in the manner to be set forth in said Registration Statement, including the Prospectus, referred to above;

         NOW, THEREFORE, the undersigned does hereby acknowledge that the undersigned is to be named in said Registration Statement as becoming a director of the Company and does hereby consent to all references to the undersigned in such context appearing in said Registration Statement and any and all amendments and post-effective amendments thereto and supplements to the Prospectus contained therein.

         IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 22nd day of July, 1999.


                                            /s/ Charles R. Willibrand
                                            ------------------------------------

                                                Charles R. Willibrand
                                            ------------------------------------
                                            (Print Name)